Exhibit 99.1

February 6, 2019

RAVE Restaurant Group, Inc. Reports Second Quarter
2019 Financial Results
RAVE reports growth in comparable store retail sales and net income

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the second quarter of fiscal 2019 ended December 23, 2018.

Second Quarter Highlights:

•	RAVE total comparable store domestic retail sales increased 0.8% in the second quarter of fiscal 2019 compared to the same period of the prior year.
•
Pizza Inn domestic comparable store retail sales increased 2.7% in the second quarter of fiscal 2019 compared to the same period of the prior year, while total Pizza Inn domestic retail sales increased 1.8%.

•
Pie Five comparable store retail sales decreased 3.6% in the second quarter of fiscal 2019 compared to the same period of the prior year, while total system-wide Pie Five retail sales decreased 11.5% primarily due to a decrease in average units open during the quarter.

•
Total revenue decreased by $1.0 million to $3.2 million for the second quarter of fiscal 2019 compared to $4.2 million for the same period of the prior year primarily driven by reduced Company-owned restaurant count and retail sales.

•	Net income improved by $0.8 million to $0.2 million for the second quarter of fiscal 2019 compared to a net loss of $0.6 million for the same period of the prior year.
•	On a fully diluted basis, the Company had net income of $0.02 per share for the second quarter of fiscal 2019 compared to a net loss of $0.04 per share for the same period of the prior year.
•	Adjusted EBITDA of $0.6 million for the second quarter of fiscal 2019 increased $0.7 million from the same period of the prior year.
•	Pizza Inn domestic unit count finished at 148.
•	Pizza Inn international unit count finished at 48.
•	PIE domestic unit count finished at 7.
•	Pie Five domestic unit count finished at 65.

“We’re proud to deliver our third consecutive quarter of growth in comparable store sales and profitability,” said Scott Crane, Chief Executive Officer for RAVE Restaurant Group, Inc. “Our second quarter results demonstrate that our strategic plan is firmly on track. With the recent promotions of Bob Bafundo to President and Andrea Allen to Chief Accounting and Administrative Officer at Rave, we feel we have a talented team in place to build success.  Bob has been instrumental in shoring up our franchise base at Pizza Inn and has already made great strides with Pie Five franchisees. Investments in new menu offerings, updated technologies, and operational processes give us confidence in our ability to continue to deliver results for our consumers, franchisees, and shareholders. Our teams continue to focus on sales growth for all of our brands and we are adding franchise development resources to continue expansion of Pizza Inn, Pie Five, and our newest concept, PIE.”

Second Quarter and Year to Date Fiscal 2019 Operating Results

Pizza Inn comparable store and total domestic retail sales increased by 2.7% and 1.8%, respectively, during the second quarter of fiscal 2019 compared to the same period of the prior year. Year to date, Pizza Inn comparable store and total domestic retail sales increased by 2.5% and 1.1%, respectively, compared to the same period of the prior year.

“Pizza Inn had its eighth consecutive quarter of growth in comparable store retail sales,” said Bob Bafundo, President of RAVE Restaurant Group, Inc.   “This momentum continues to be driven by the key initiatives in our strategy including all-day buffet, online ordering, Rewards program, and recently remodeled franchise locations.  All day buffet, now more than 14 months beyond rollout, continues to drive transactions, especially in off-peak periods such as afternoons and late evenings. We are in our third consecutive year of double digit growth in online ordering sales and recent investments in new technology should continue to build on this trend.  Pizza Inn’s Rewards program continues to build membership while improving frequency and average check.  In addition, many of our legacy franchisees are investing in the future of the brand by remodeling their restaurants. Since releasing our new design and décor packages last year, we’ve completed five remodels averaging 19% sales growth year over year and have seven more in the pipeline.”

The Company continued its rollout of Pizza Inn Express, or PIE, that debuted in 2018 with two additional units in the second quarter of fiscal 2019 bringing the unit count to seven at the end of the quarter.

“As the country learns more about PIE, our pipeline of potential multi-unit licensees is growing,” said Bafundo. “PIE is opening us up to opportunities to design food service solutions that will work for licensees in their unique, non-traditional settings including travel centers, convenience stores, airports, and universities. We see endless possibilities and applications for the PIE model. In fact, we’ve already been approached by retail prospects interested in adding PIE as an enhancement to their existing menus. We’re proud of the progress to date, but we’re still in the early stages of expanding the brand.”

Pie Five comparable store and system-wide retail sales decreased by 3.6% and 11.5%, respectively, for the second quarter of fiscal 2019 compared to the same period of the prior year. Year to date, Pie Five comparable store and system-wide retail sales decreased by 2.7% and 8.8%, respectively, compared to the same period of the prior year.

“With consumer research showing changing consumer preferences, Pie Five is shifting towards a business model focused on delivery, online ordering, carry-out and drive thru initiatives,” said Bafundo.  “Our menu mix data validates that this strategy is working and led us to create the ‘Goldilocks’ prototype that delivers a more efficient model that highlights off-premise dining options.  As expansion continues for this new model and we build on improved unit economics, the Pie Five system will only get stronger.”

Consolidated revenues of $3.2 million and $6.2 million for the second quarter and year to date fiscal 2019 were 23.9% and 35.8% lower, respectively, than the same periods of the prior year. The decrease in total revenues was primarily driven by the reduction in the number of Company-owned restaurants partially offset by changes in revenue recognition as a result of adoption of ASU 2014-09 and Topic 606. Additional detail on the adoption and fiscal 2019 impact of the new revenue recognition standard can be found in the Company’s Form 10-Q for the quarterly period ended December 23, 2018 filed with the SEC.

For the three and six month periods ended December 23, 2018, the Company reported net income of $0.2 million and $0.3 million, respectively, compared to a loss of $0.6 million and $0.9 million for the same periods of the prior year. On a fully diluted basis, net income was $0.02 per share for both the second quarter and year to date fiscal 2019, compared to a net loss of $0.04 per share and $0.07 per share for the same periods of the prior year.  The increase for both periods was primarily due to improvements in the Company-owned restaurants segment and reduced general and administrative expenses.

“Our second quarter and year to date results demonstrate the capabilities of our strengthened corporate structure and the strides that we’ve made over the past two years,” said Crane. “Efforts to consolidate operations, including closing underperforming restaurants and upgrading technologies, have made our performance less volatile and more predictable. We’ve shored up the balance sheet, improved our cash position, and are generating positive cash flows from operations.”

Development Review

During the second quarter of fiscal 2019, the Pizza Inn domestic unit count increased by two to 155 units, including 7 PIE units, while international units decreased by three to 48 units.

“Due to strong average unit volumes and legacy franchisee development, we are on track to deliver budgeted openings for Pizza Inn restaurants,” said Bafundo. “We will be announcing new commitments later this quarter and also additional plans for remodeling existing locations.”

In the second quarter of fiscal 2019, Pie Five opened two new domestic units.  Eight Pie Five domestic units closed during the quarter, bringing the domestic unit count to 65 restaurants at the end of the quarter.

“At Pie Five, we’re addressing restaurant-level challenges and stabilizing the system for future growth,” said Bafundo. “We are confident that Pie Five is starting to gain positive traction with these initiatives. Although we anticipate additional consolidation from first generation restaurants, we continue to have strong interest in the ‘Goldilocks’ model including several development opportunities in the pipeline.”

Conference Call

A conference call and audio webcast have been scheduled to discuss these results. Details of the conference call are as follows:

Date:	Wednesday, February 6, 2019

Time:	5 p.m. Central Standard Time

Dial-In #:	1-844-492-3725 U.S. & Canada

1-412-317-5108 International

The conference call will be webcast at raverg.com. A web-based archive of the conference call will also be available at the above website.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, pre-opening expense, gain/loss sale of assets, costs related to impairment, discontinued operations and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates, franchises and/or licenses approximately 268 Pie Five Pizza Co. and Pizza Inn restaurants and Pizza Inn Express kiosks domestically and internationally. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space offering made-to-order pizzas ready in under five minutes. Pizza Inn Express, or PIE, is developing unique opportunities to provide freshly made pizza from non-traditional outlets. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

Renmark Financial Communications Inc.
Bettina Filippone: bfilippone@renmarkfinancial.com
Tel: (416) 644-2020
www.renmarkfinancial.com

RAVE RESTAURANT GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 23, 2018	December 24, 2017	December 23, 2018	December 24, 2017

REVENUES:	$3,195	$4,197	$6,186	$9,629

COSTS AND EXPENSES:
Cost of sales	174	1,055	333	3,142
General and administrative expenses	1,640	2,017	3,054	4,111
Franchise expenses	892	743	1,953	1,344
Pre-opening expenses	-	(1)	-	114
Gain on sale of assets	(350)	(166)	(354)	(165)
Impairment of long-lived assets and other lease charges	155	533	170	681
Bad debt	171	89	195	213
Interest expense	26	63	51	131
Depreciation and amortization expense	126	288	265	600
Total costs and expenses	2,834	4,621	5,667	10,171

INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	361	(424)	519	(542)
Income tax expense/(benefit)	129	(27)	179	(14)
INCOME/(LOSS) FROM CONTINUING OPERATIONS	232	(397)	340	(528)

Loss from discontinued operations, net of taxes	-	(180)	-	(405)
NET INCOME / (LOSS)	$232	$(577)	$340	$(933)

INCOME / (LOSS) PER SHARE OF COMMON STOCK - BASIC:
Income / (loss) from continuing operations	$0.02	$(0.03)	$0.02	$(0.04)
Loss from discontinued operations	-	(0.01)	-	(0.03)
Net income / (loss)	$0.02	$(0.04)	$0.02	$(0.07)

INCOME / (LOSS) PER SHARE OF COMMON STOCK - DILUTED:

Income / (loss) from continuing operations	$0.02	$(0.03)	$0.02	$(0.04)
Loss from discontinued operations	-	(0.01)	-	(0.03)
Net income / (loss)	$0.02	$(0.04)	$0.02	$(0.07)

Weighted average common shares outstanding - basic	15,071	14,344	15,068	12,742

Weighted average common and potential dilutive common shares outstanding	15,904	14,344	15,901	12,742

See Notes to Unaudited Condensed Consolidated Financial Statements within Form 10-Q.

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 23, 2018 (Unaudited)	June 24, 2018

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,906	$1,386
Accounts receivable, less allowance for bad debts of $164 and $158, respectively	1,520	1,518
Other receivable	-	300
Notes receivable, less allowance of bad debt of $186 and $0, respectively	798	712
Inventories	6	6
Income tax receivable	-	5
Property held for sale	496	539
Deferred contract charges	28	-
Prepaid expenses and other	410	273
Total current assets	5,164	4,739

LONG-TERM ASSETS
Property, plant and equipment, net	1,300	1,510
Intangible assets definite-lived, net	203	212
Long-term notes receivable	1,017	803
Deferred tax asset, net	3,334	3,479
Long-term deferred contract charges	189	-
Deposits and other	243	243
Total assets	$11,450	$10,986

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$285	$421
Accounts payable - lease termination impairments	488	353
Accrued expenses	914	1,109
Deferred rent	37	32
Deferred revenues	267	65
Total current liabilities	1,991	1,980

LONG-TERM LIABILITIES
Convertible notes	1,574	1,562
Deferred rent, net of current portion	415	433
Deferred revenues, net of current portion	2,088	670
Other long-term liabilities	51	42
Total liabilities	6,119	4,687

COMMITMENTS AND CONTINGENCIES (SEE NOTE 3 within Form 10-Q)

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 22,190,515 and 22,166,674 shares, respectively; outstanding 15,071,311 and 15,047,470 shares, respectively	222	222
Additional paid-in capital	33,520	33,206
Accumulated deficit	(3,775)	(2,493)
Treasury stock at cost
Shares in treasury: 7,119,204	(24,636)	(24,636)
Total shareholders' equity	5,331	6,299

Total liabilities and shareholders' equity	$11,450	$10,986

See Notes to Unaudited Condensed Consolidated Financial Statements within Form 10-Q.

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	December 23, 2018	December 24, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$340	$(933)
Adjustments to reconcile net inome/(loss) to cash provided by (used in) operating activities:
Impairment of fixed assets and other assets	170	681
Stock compensation expense	281	19
Depreciation and amortization	245	581
Amortization of intangible assets definite-lived	20	19
Amortization of debt issue costs	12	23
Gain/loss on the sale of assets	(354)	(165)
Provision for bad debt (accounts receivable)	6	213
Provision for bad debt (notes receivable)	186	-
Changes in operating assets and liabilities:
Accounts receivable	268	1,376
Operating notes receivable	(200)	-
Inventories	-	60
Prepaid expenses, deposits and other, net	(137)	(150)
Deferred revenue	(219)	(690)
Accounts payable - trade	(136)	(2,770)
Accounts payable - lease termination impairments	(35)	(897)
Deferred tax assets	145	-
Accrued expenses, deferred rent and other	(199)	(841)
Cash provided by (used in) operating activities	393	(3,474)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets	140	939
Purchase of intangible assets definite-lived	-	(9)
Capital expenditures	(46)	(421)
Cash provided by investing activities	94	509

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	36	4,942
Expenses from sale of stock	(3)	-
Net change in other debt	-	(1,000)
Cash provided by financing activities	33	3,942

Net increase in cash and cash equivalents	520	977
Cash and cash equivalents, beginning of period	1,386	451
Cash and cash equivalents, end of period	$1,906	$1,428

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$3	$115
Income taxes	$145	$48

Non-cash activities:
Capital expenditures included in accounts payable	$-	$125

See Notes to Unaudited Condensed Consolidated Financial Statements within Form 10-Q.

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)

	Three Months Ended		Six Months Ended
	December 23, 2018	December 24, 2017	December 23, 2018	December 24, 2017
Net income (loss)	$232	$(577)	$340	$(933)
Interest expense	26	63	51	131
Income taxes	129	(27)	179	(14)
Depreciation and amortization	126	288	265	600
EBITDA	$513	$(253)	$835	$(216)
Stock compensation expense	180	10	281	19
Pre-opening costs	-	(1)	-	114
Gain on sale/disposal of assets	(350)	(166)	(354)	(165)
Impairment of long-lived assets and other lease charges	155	533	170	681
Discontinued operations, excluding taxes	-	180	-	408
Closed and non-operating store costs	59	(471)	81	(336)
Adjusted EBITDA	$557	$(168)	$1,013	$505